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                                                                    Exhibit 10.1


                               FIRST AMENDMENT TO
                             FOREST OIL CORPORATION
                              STOCK INCENTIVE PLAN

         WHEREAS, Forest Oil Corporation (the "Company") has heretofore adopted the Forest Oil Corporation Stock Incentive Plan, as Amended and Restated Effective as of March 22, 1996 (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan in certain respects;

         NOW, THEREFORE, the Plan shall be amended as follows:

         1. The third sentence of Paragraph V of the Plan shall be deleted and replaced with the following:

                  "Subject to Paragraph X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not, on the date of the grant of any Award, exceed an amount equal to the difference, if any, between (i) 10% of the sum of the number of then outstanding shares of Common Stock plus the aggregate number of shares of Common Stock then issuable pursuant to the exercise, conversion, or exchange of outstanding rights, warrants, convertible or exchangeable securities or options (other than Options granted under the Plan), and (ii) 1,800,000 shares of Common Stock."

         2. The following sentence shall be added to the end of Paragraph IX(c) of the Plan:

                  "Further, notwithstanding the preceding provisions of this Paragraph IX or any other provision in the Plan to the contrary, no Director Stock Award shall be granted on or after the date of the 2001 annual meeting of the shareholders of the Company."

         3. The amendments to the Plan set forth in paragraphs 1 and 2 hereof shall be effective as of the date of the 2001 annual meeting of the shareholders of the Company, provided that the Company's adoption of the Forest Oil Corporation 2001 Stock Incentive Plan (the "2001 Plan") is approved by the Company's shareholders at such meeting. If the 2001 Plan is not so approved at such meeting, then the amendments to the Plan set forth in paragraphs 1 and 2 hereof shall be void AB INITIO.

         4. As amended hereby, the Plan is specifically ratified and reaffirmed.